As filed with the Securities and Exchange Commission on May 29, 2009
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

TRW AUTOMOTIVE HOLDINGS CORP.
(Exact name of Registrant as specified in its charter)

Delaware	12001 Tech Center Drive Livonia, Michigan 48150 (734) 855-2600	81-0597059
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

AMENDED & RESTATED
TRW AUTOMOTIVE HOLDINGS CORP.
2003 STOCK INCENTIVE PLAN
(Full title of the plan)

David L. Bialosky, Esq.
Executive Vice President, General Counsel and Secretary
TRW Automotive Holdings Corp.
12001 Tech Center Drive
Livonia, Michigan 48150
(734) 855-2600
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered (1)	Per Share	Price	Registration Fee
Common Stock, $0.01 par value, per share	4,500,000 shares	$8.24 (2)	$37,080,000 (2)	$2,069.06

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also registers such indeterminate number of additional shares as may become issuable under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933 based upon the average of the high and low sales prices of the registrant’s common stock as reported on the New York Stock Exchange on May 22, 2009.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 (this “Registration Statement”) is being filed solely to register 4.5 million additional shares of common stock of TRW Automotive Holdings Corp. (the “Registrant”) for issuance pursuant to awards granted under the Amended & Restated TRW Automotive Holdings Corp. 2003 Stock Incentive Plan (as amended, the “Plan”). These additional shares are additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the Plan (Registration No. 333-115338) was filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2004. Accordingly, pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are hereby incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents, which have been filed by the Registrant with the Commission, are incorporated by reference into this Registration Statement:
(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on February 20, 2009;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2009, filed on May 6, 2009;

(c)	the Registrant’s Current Reports on Form 8-K filed on January 13, 2009, February 20, 2009, February 24, 2009, April 29, 2009, May 6, 2009 and May 20, 2009 and all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after December 31, 2008; and

(d)	the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on January 27, 2004 (including the information set forth in the Registrant’s Prospectus dated February 2, 2004 and filed on February 3, 2004 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under the heading “Description of Capital Stock” constituting part of the Registrant’s Registration Statement, as amended, on Form S-1 (File No. 333-110513), which information is incorporated into the Form 8-A by reference), including any amendments and reports filed for the purpose of updating such description.
     All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel
     The legality of the shares of the Registrant’s common stock, par value $0.01 per share, registered hereunder has been passed upon by Sheri Roberts, Esq., 12001 Tech Center Drive, Livonia, Michigan 48150. Ms. Roberts is the Registrant’s Senior Counsel — Securities and Assistant Secretary, a stockholder and a holder of Registrant options and restricted stock units under the Plan.
Item 8. Exhibits

Exhibit
Number	Documents

4.1	Second Amended and Restated Certificate of Incorporation of TRW Automotive Holdings Corp. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 001-31970) filed on March 29, 2004)

4.2	Third Amended and Restated By-Laws of TRW Automotive Holdings Corp. (Incorporated by reference to Exhibit 3.2 to the Current Report Form 8-K of the Registrant (File No. 001-31970) filed on November 17, 2004)

5.1*	Opinion of Counsel

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Counsel (contained in Exhibit 5.1)

24.1*	Powers of Attorney of the Directors of TRW Automotive Holdings Corp.

*	Filed herewith
Item 9. Undertakings
     (a) Rule 415 offering. The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, as of May 29, 2009.

TRW AUTOMOTIVE HOLDINGS CORP.
By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ John C. Plant John C. Plant	President, Chief Executive Officer and Director (Principal Executive Officer)	May 29, 2009

/s/ Joseph S. Cantie Joseph S. Cantie	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 29, 2009

/s/ Tammy S. Mitchell Tammy S. Mitchell	Controller (Principal Accounting Officer)	May 29, 2009

* James F. Albaugh	Director	May 29, 2009

* Francois J. Castaing	Director	May 29, 2009

* Robert L. Friedman	Director	May 29, 2009

* Michael R. Gambrell	Director	May 29, 2009

* J. Michael Losh	Director	May 29, 2009

* Jody G. Miller	Director	May 29, 2009

* Paul H. O’Neill	Director	May 29, 2009

* Neil P. Simpkins	Director	May 29, 2009

*By:	/s/ David L. Bialosky David L. Bialosky, as Attorney-in-Fact	May 29, 2009

INDEX TO EXHIBITS

Exhibit
Number	Document

4.1	Second Amended and Restated Certificate of Incorporation of TRW Automotive Holdings Corp. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 001-31970) filed on March 29, 2004)

4.2	Third Amended and Restated By-Laws of TRW Automotive Holdings Corp. (Incorporated by reference to Exhibit 3.2 to the Current Report Form 8-K of the Registrant (File No. 001-31970) filed on November 17, 2004)

5.1*	Opinion of Counsel

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Counsel (contained in Exhibit 5.1)

24.1*	Powers of Attorney of the Directors of TRW Automotive Holdings Corp.

*	Filed herewith